Exhibit 10.1
THIRD AMENDMENT TO STOCKHOLDERS’ AGREEMENT
     THIS AGREEMENT is made and entered into effective as of the 15th day of July, 2008, by and between Spheris Holding III, Inc. (hereinafter referred to as the “Company”), Spheris Investment LLC, the Warburg Investors and the TowerBrook Investors (f/k/a Soros Investors). Capitalized terms used herein without definition elsewhere in this Amendment are defined in Section 17 of the Stockholders’ Agreement (as defined below).
W I T N E S S E T H :
     WHEREAS, the Company, the Warburg Investors, the TowerBrook Investors and Spheris Investment LLC have previously entered into a Stockholders’ Agreement, dated November 5, 2004 as amended by that certain First Amendment to Stockholders’ Agreement, dated August 17, 2006, and that certain Second Amendment to Stockholders’ Agreement, dated May 2, 2007 (the “Stockholders’ Agreement”);
     WHEREAS, the Company, Spheris Investment LLC, the Warburg Investors and the TowerBrook Investors wish to modify and amend the Stockholders’ Agreement according to the terms set forth herein.
     NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Warburg Investors and the TowerBrook Investors do hereby agree as follows:
     1. Paragraph 3.1 of the Stockholders’ Agreement is hereby deleted in its entirety and amended and restated as follows:
     “As of the date hereof, the Board of Directors of the Company (the “Board”) shall consist of Jonathan Bilzin, Wayne Smith, Neal Moszkowski, Steven Simpson, Michael King, Robert Z. Hensley and John A. Kane. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all Shares Owned by them, required to cause the Board to consist of no more than nine (9) members, and at all times throughout the term of this Agreement, to include:
(a) at the option of the Warburg Investors, for as long as the Warburg Investors Own at least twenty percent (20%) of the Common Stock Owned by Investors, two (2) members designated by Warburg Pincus and, for as long as the Warburg Investors Own at least five percent (5%) but less than twenty percent (20%) of the Common Stock Owned by Investors, one (1) member designated by Warburg Pincus (such members referred to herein as “Warburg Directors” and each a “Warburg Director”);
(b) for as long as the TowerBrook Investors Own at least twenty percent (20%) of the Common Stock Owned by Investors, two (2) members designated by the TowerBrook Investors and, for as long as the TowerBrook Investors Own at least five percent (5%) but less than twenty percent (20%) of the Common Stock Owned by Investors, one (1)

member designated by the TowerBrook Investors (such members referred to herein as “TowerBrook Directors” and each a “TowerBrook Director”);
(c) one (1) member of management who shall be the Chief Executive Officer of the Company then in office (the “Management Director”);
(d) four (4) independent members selected by the Majority Warburg Investors and the Majority TowerBrook Investors (such members referred to herein as “Independent Directors” and each an “Independent Director”).
     The parties hereto acknowledge that the four representatives to be designated by the Warburg Investors and the TowerBrook Investors are the directors that the holders of Preferred Stock are entitled to elect under the Restated Certificate. The parties hereto further acknowledge that as of the date hereof there are no Warburg Directors, the TowerBrook Directors shall be Jonathan Bilzin and Neal Moszkowski, the Management Director shall be Steven Simpson and the Independent Directors shall be Wayne Smith, Robert Z. Hensley, John A. Kane and Michael King. In addition, subject to the ownership requirements set forth in paragraphs (a) and (b) of this Section 3.1, the Warburg Investors, on the one hand, and the TowerBrook Investors, on the other hand, shall be entitled to designate an equal number of directors.”.
     2. Paragraph 3.3 of the Stockholders’ Agreement is hereby amended as follows:
     (i) by inserting the words “, at the option of the Majority Warburg Investors,” after the words “any such committee shall have,” and
     (ii) by inserting the words “, at the option of the Majority TowerBrook Investors,” after the words “so long as the Warburg Investors are entitled to elect at least one member of the Board and”.
     3. Paragraph 3.4 of the Stockholders’ Agreement is hereby amended as follows:
     (i) by deleting the words “(which director shall be one of the TowerBrook Directors)” contained in subparagraph (a) thereof and
     (ii) by deleting the words “(which director shall be one of the Warburg Directors)” contained in subparagraph (b) thereof.
     4. A new Paragraph 3.5 shall be added to the Stockholders’ Agreement and shall read as follows:
     “(a) For so long as there are no Warburg Directors serving on the Board and the Warburg Investors Own at least twenty percent (20%) of the Common Stock Owned by Investors, the Warburg Investors shall be entitled to designate two non-voting observers (the “Warburg Observers”), who shall be entitled to observe meetings of the Board. For so long as there are no Warburg Directors serving on the Board and the Warburg Investors Own at least five percent (5%) but less than twenty percent (20%) of the Common Stock Owned by the

Investors, the Warburg Investors shall be entitled to designate one such Warburg Observer. For so long as there are no TowerBrook Directors serving on the Board and the TowerBrook Investors Own at least twenty percent (20%) of the Common Stock Owned by Investors, the TowerBrook Investors shall be entitled to designate two non-voting observers (the “TowerBrook Observers” and, together with the Warburg Observers, the “Board Observers”), who shall be entitled to observe meetings of the Board. For so long as there are no TowerBrook Directors serving on the Board and the TowerBrook Investors Own at least five percent (5%) but less than twenty percent (20%) of the Common Stock Owned by the Investors, the TowerBrook Investors shall be entitled to designate one such Warburg Observer.
     (b) The Board Observers shall be entitled to receive notice of all meetings of the Board at the same time and in the same manner as the Board, and have full rights to attend all meetings thereof and all meetings (whether such meetings are formal or informal, are convened in person, telephonically, or by any other telecommunication means) of any committee or subcommittee of the Board, including, without limitation, any executive committee. The Company shall provide the Board Observers all materials distributed to the Board and all other information related to the Company which is made available to, or which would otherwise be available upon reasonable request by, the Board or committee members thereof. The Company shall also pay the reasonable out-of-pocket expenses incurred by the Board Observers in connection with attending the meetings of the Board and all committees thereof (including travel and related expenses).
     (c) No Board Observer shall (i) be permitted to act in any way as a director of the Board, (ii) be included for purposes of determining a quorum at a meeting of the Board for the transaction of business or otherwise, (iii) vote on any matter presented to or voted upon by the Board or (iv) without the prior consent of the Board, disclose non-public, competitively sensitive Company information to anyone outside of the Company.
     (d) The Chairman of the Board shall be entitled to, in its reasonable discretion, excuse any Board Observer from any meeting or proceeding of the Board, to the extent that the Chairman of the Board in good faith believes that such action is required in order to comply with applicable law.”.
     5. Paragraph 5.1(a) of the Stockholders’ Agreement is hereby amended and restated as follows: “Without the approval of (x) the Board and (y) for so long as the Warburg Investors own at least five percent (5%) of the Common Stock Owned by Investors, the affirmative vote of the Majority Warburg Investors, the Company will not, and will not permit any Subsidiary to:”.
     6. A new Paragraph 5.5 shall be added to the Stockholders’ Agreement and shall read as follows:
     “(a) In addition to the rights provided for in Paragraph 5.3, The Warburg Investors will be entitled to the following contractual rights:
          (1) The Warburg Investors shall be permitted to consult with management of the Company and its Subsidiaries (“Management”) on significant business issues, including Management’s proposed annual operating plans, and Management will make itself available to meet with the Warburg Investors regularly at mutually agreeable times for such consultation and to review progress in achieving said plans;
          (2) In the event of any material development to or affecting the Company’s business, the Company shall notify the Warburg Investors and provide the Warburg Investors with the opportunity, on reasonable prior written notice, to consult with Management of its views with respect thereto; and
          (3) On reasonable prior written notice, the Warburg Investors may discuss the business operations, properties and financial and other conditions of the Company with Management and with the Company’s independent accountants and investment bankers;
provided, however, that the Board shall be entitled to, in its reasonable discretion, limit the foregoing rights to the extent that the Board in good faith believes that such action is required in order to comply with applicable law.
     (b) The aforementioned rights are intended to satisfy the requirement of management rights for purposes of qualifying the Warburg Investors’ investments in the Company as “venture capital investments” for purposes of the Department of Labor “plan assets” regulation, 29 C.F.R. §2510.3-101. In the event the aforementioned rights are not satisfactory for such purpose, the Company and the Warburg Investors shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights that satisfy such regulations.”.
     7. Except as expressly modified herein, all of the terms of the Stockholders’ Agreement shall remain in full force and effect.
     8. This Agreement may be executed in counterparts.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

SPHERIS HOLDING III, INC.

By:	/s/ Steven E. Simpson

Name:	Steven E. Simpson

Title:	President and CEO

SPHERIS INVESTMENT LLC (individually and as attorney-in-fact for the holders of the Company’s Restricted Series A Preferred and Common Stock and the Vianeta SPE General Partnership)

By:	/s/ Joel Ackerman

Name:	Joel Ackerman

Title:	Member

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By:	/s/ Joel Ackerman

Name:	Joel Ackerman

Title:	Member

WARBURG PINCUS NETHERLANDS PRIVATE EQUITY VIII, C.V. I

By:	Warburg Pincus Partners LLC, its General Partner

By:	/s/ Joel Ackerman

Name:	Joel Ackerman

Title:	Member

WP-WP VIII INVESTORS L.P.

By:	Warburg Pincus Partners LLC, its General Partner

By:	/s/ Joel Ackerman
Name:	Joel Ackerman

Title:	Member

TOWERBROOK INVESTORS L.P. (formerly Soros Private Equity Investors L.P.)

By:	/s/ Glenn F. Miller
Name:	Glenn F. Miller

Title:	Attorney-in-Fact